Exhibit 23.2

ParenteBeard LLC

Consent of Independent Registered Public Accounting Firm

OBA Bancorp, MHC

Germantown, Maryland

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 3 to the Registration Statement on Form S-1 (Registration Statement No. 333-161898) of our report dated September 9, 2009, relating to the consolidated financial statements of OBA Bancorp, MHC and subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

ParenteBeard LLC

Syracuse, New York

November 9, 2009